Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 1, 2019, on the financial statements of RumbleOn, Inc. as of December 31, 2018 and December 31, 2017 and for the years ended December 31, 2018 and December 31, 2017 appearing in RumbleOn, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

/s/ Scharf Pera & Co., PLLC
Charlotte, North Carolina
May 31, 2019